As Filed With the Securities and Exchange Commission on August ____, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUARTA-RAD, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

3812
(Primary Standard Industrial Classification Code Number)

45-423208
(I.R.S. Employer Identification Number)

1201 N. Orange St., Suite 700, Wilmington, Delaware 19801-1186; Telephone Number - (302) 887-9916
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agents and Corporation, Inc. 1201 Orange Street, Suite 600, One Commerce Center, Wilmington, DE 19801; Telephone: (302) 575-0877
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael T. Connette, Esq.

Connette Law Office

438 East Katella Avenue, Suite 207

Orange, California 92867

(714) 927-7217

As soon as practical after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.0001 par value per share	1,500,000 shares	$0.05	$75,000	$8.59

(1)	1,500,000 shares are being offered by a direct offering at the price of $0.05 per share.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion ____, 2012

QUARTA-RAD, INC.

1,500,000 SHARES OF COMMON STOCK

$0.05 per share

$75,000 Offering

Quarta-Rad, Inc. (the “Company,” “we,” or “our”) is offering on a best-efforts basis a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share. This is our initial offering of common stock and no public market exists for the securities we are offering. We are offering the shares on a “self-underwritten,” best efforts, all or none basis directly through our officers and directors. The shares will be offered at a fixed price of $0.05 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares an investor is required to purchase. Victor Shvetsky and Alexey Golovanov, our officers and directors, intend to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officer and director. In offering the securities on our behalf they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. Our intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution.”

The Proceeds from the sale of the shares in this offering will be payable to Connette Law Offices, c/o Michael Connette, Escrow Agent f/b/o Quarta-Rad, Inc. All subscription funds will be held in a noninterest bearing account pending completion of the offering. This offering is on a self-underwritten, best-efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, then all monies will be returned to investors, without interest or deduction. All subscription agreements and checks for payment of shares are irrevocable. For more information, see the section of this prospectus entitled “Plan of Distribution.”

The officers and directors of the issuer will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares of common stock registered in this registration statement is completed or (ii) 180 days from the date of this prospectus. We will not extend the offering period beyond one hundred eighty (180) days from the effective date of this prospectus.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in us is an illiquid investment.

PLEASE READ THIS PROSPECTUS CAREFULLY.

BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.05
Maximum	1,500,000	$0.05	$0.00	$75,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is ________________, 2012

Table of Contents

PROSPECTUS SUMMARY	3
THE OFFERING	5
SUMMARY OF FINANCIAL INFORMATION	7
RISK FACTORS	8
USE OF PROCEEDS	18
THE OFFERING	18
DETERMINATION OF OFFERING PRICE	20
DILUTION	20
DIVIDEND POLICY	21
MARKET FOR SECURITIES	21
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	23
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
DESCRIPTION OF SECURITIES	39
Non-Cumulative Voting	39
PLAN OF DISTRIBUTION	40
LEGAL MATTERS	44
INTEREST OF NAMED EXPERTS	44
WHERE YOU CAN FIND MORE INFORMATION	45
INDEX TO FINANCIAL STATEMENTS	46
Part I – FINANCIAL INFORMATION	F-2
Item 1. Financial Statements	F-2
Part II	47

2

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the following summary together with the more detailed information in this prospectus and review our financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to Quarta-Rad, Inc. As of the date of our most recent audit, December 31, 2011, we had $0 in total assets and, as of June 30, 2012, our total assets were $44,676.

QUARTA-RAD, INC.

Organization

We were incorporated in the State of Delaware as a for-profit company on November 29, 2011, under the name Quatra-Rad, Inc. and our incorporator adopted our bylaws and appointed our two directors. On February 29, 2012, we amended our Certificate of Incorporation to change our name to Quarta-Rad, Inc. On July 2, 2012, the Company amended and restated its Certificate of Incorporation to increase its authorized shares of common stock to 50,000,000, $0.0001 par value from 1,500, no par value and effected a 1,000 to 1 forward split. The Company has limited operations and is developing a business plan to distribute detection devices, including but not limited to Geiger counters, to homeowners and interested customers in North America. The Company intends to target home builders and home renovation contractors. To date, our business activities have been limited to organizational matters and the commencement of sales for related party companies. We are considered a development stage enterprise and have realized minimal revenues from our planned operations. We have established a fiscal year end of December 31. We are a development stage enterprise. We purchase our products from Quarta-Rad, Ltd., a Russian company owned by Alexey Golovanov, our minority shareholder and we also sell inventory items on consignment from and to Star Systems Corporation, a Japanese company owned by Victor Shvetsky, our majority shareholder.

On November 29, 2011, we issued 1,500 shares of our no par value common stock, valued at $0.0001 per share, to our 2 founders, which includes 1,200 common shares to our chief executive officer, Victor Shvetsky and 1,000 common shares to our president, Alexey Golovanov in exchange for organizational services incurred in our formation valued at $1,200 and $300, respectively. From November 29, 2011 to April 30, 2011, we did not incur any operational expenses. From May 1, 2012, to June 30, 2012, our burn rate was approximately $50 per month. Presently, our monthly burn rate is approximately $100 per month, which consists of rent and miscellaneous office expenses. We believe that our present capital is sufficient to cover our monthly burn rate for the next 12 months. We believe that we will require approximately $75,000 in cash to accomplish the goals set out in our plan of operation. To the extent we are unable to accomplish our goals with the proceeds from the issuance of our common stock, then we intend to raise additional capital from investors through the sale of our common stock or from loans or advances from our majority shareholder.

Our principal business, executive and registered statutory office is located at 1201 N. Orange St., Suite 700, Wilmington, DE 19801-1186 and our telephone number is (302) 887-9916 and email contact is info@quartarad.com. Our URL address is www.quartarad.com.

Business

We are a development stage enterprise that has only recently commenced operations by selling products on consignment from a company owned by our majority shareholder. We have also purchased products from a company owned by our minority shareholder and sold them to a company owned by our majority shareholder. We believe the terms of those sales were arms-length. We intend to use the Internet as well as the services of an independent sales representative to market our products to homeowners and interested customers in North America. We also intend to market to home builders and home renovation contractors. We have had limited operations and have limited financial resources. We have not yet begun any marketing of our products to independent parties. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company’s lack of business operations and early losses losses raise substantial doubt about our ability to continue as a going concern.” Our operations to date have been devoted primarily to start-up and development activities as well as related party sales, which include:

1.	Formation of the Company;
2.	Development of our business plan;
3.	Evaluating various detection devices;
4.	Research on marketing channels/strategies for our detection devices and the industry;
5.	Secured our website domain www.quartarad.com and beginning the development of our initial online website; and
6.	Research on future products to distribute.

3

In the third and fourth quarters of 2012, we plan to focus our business operations on the development of our marketing plan and the distribution network. We plan to utilize our website to market our products to our potential customers. We anticipate promoting these products by assembling a business plan for presentation to prospective homeowners and home renovation contractors. We also intend to have discussions with various distributors to determine what our best options are for the distribution of our products. See “Risk Factors.”

We anticipate that our principal source of revenue will be from the sale of the following products:

Radiation Detection Equipment

RADEX RD1503 – basic model of a hand-held radiation detector for the consumer market.

RADEX RD1706 – enhanced model of a hand-held radiation detector; additional radiation counter provides for a more accurate results (confirmed by JQA – Japan Quality Assuarance organization), vibration alarm and several additional functions improve on the RD1503 design specifications.

RADEX RD1008 – semi-professional radiation detection device that provides readings for Gamma- and Beta- radiation values separately. Equivalent devices from other manufacturers cost 5-10 times more.

RADEX RDxxxx – new device (ready for mass-production), uses multiple sensors to calculate background and object-specific radiation contamination values. Cumulative function (dosimeter) allows for monitoring of a personal radiation dose over a period of time.

Radon Detection Equipment

RADEX MR106N – Radon gas detector with digital read-out of the results (in volume of air); readings calculated every 4 hours and saved in the onboard memory log.

RADEX MR153N (TBD) – simple Radon gas detector that provides visual/audio alarm when a certain (or legal) threshold is reached.

EMI Detection Equipment

RADEX EMI50 – hand-held device that provides real-time measuring of Electric Field Strength (in kiloVolt/meter) and Electro Magnetic Field (in microTesla).

We currently do not have sufficient capital to begin our marketing program. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to cost effectively purchase and sell our products and market them through the Internet and our future distributors, if any. We intend to rely on our Chairman and President’s relationships in the industry to supply us with products. We also intend to market our website to the home renovation industry to solicit orders for our products. There can be no guarantee or assurance that our Chairman or President and/or our website will enable purchase products on attractive terms that will allow sales that result in future profits to us.

No assurance can be given that our products will be distributed and, if distributed, will return an investment or make a profit. To achieve the goal of purchasing products on favorable terms, we plan to be selective in our choice of suppliers and work with our shareholders’ companies as well as other cost-effective suppliers.

Since November 29, 2011 (our inception) to June 30, 2012, we have generated minimal revenues and have a net profit of $7,599. We anticipate generating revenues within the first twelve months after we have raised additional funds. We believe that we have sufficient working capital to continue our operations for the next 12 months; however, we believe that we need to seek additional financing to expand our sales. As of June 30, 2012, we have $38,811 cash on hand in our corporate bank account and have liabilities of $35,577. In addition, we anticipate the costs associated with this offering to be approximately $44,300. As of the date of this prospectus, we have generated $127,051 in revenues from our business operations. We currently have two officers and directors. These individuals allocate time and personal resources to us on a part-time basis and devote approximately 10 hours per week to us. One of our shareholders, who is an officer or director and who owns 20% of our common stock, has sold us inventory to resell to a company owned by our majority shareholder. As of the date of this Prospectus, we have 1,500,000 shares of our $0.0001 per value common stock issued and outstanding.

The following financial information summarizes the more complete historical financial information as indicated in the audited financial statements we are filing with this prospectus.

4

As of the date of this Prospectus, we have 15,000,000 shares of $0.0001 par value common stock issued and outstanding, which is owned by 2 shareholders. We do not have any authorized shares of preferred stock. The aggregate market value of our common stock based on the offering price of $0.05 per share is $750,000. Our stockholders’ equity as of our most recent audit is $(2,100) and, as of June 30, 2012, is $9,099.

THE OFFERING

We are offering for sale a total of 1,500,000 shares of common stock at a fixed price of $0.05 per share. We must sell 1,500,000 shares at $0.05 per share for the offering to close. The offering is being conducted on a self-underwritten, best efforts, all or none basis, which means our chief executive officer, Mr. Victor Shvetsky and our president, Mr. Golovanov, will attempt to sell the shares. This prospectus will permit them to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Mr. Shvetsky and Mr. Golovanov will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitations, telephone and personal contact.

The proceeds from the sale of the shares in this offering will be payable to the Connette Law Office, c/o Michael T. Connette, Esq., - Escrow Account. Our escrow agent, Michael T. Connette, acts as legal counsel for us and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to Connette Law Office at the address provided on the Subscription Agreement.

All subscription funds will be held in a noninterest-bearing account pending the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus and will not be extended by our director. There is no minimum number of shares that must be sold to any investor but we must sell all 1,500,000 shares being offered to close the offering. All subscription agreements and checks for payment of shares are irrevocable.

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 5 days of the close of the offering or as soon thereafter as practicable.

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities being Offered:

1,500,000 shares of common stock, $0.0001 per value. There is no minimum number of shares that must be sold by us to any one investor although we must sell all 1,500,000 shares being offered to close the offering.

Offering Price per Share:	$0.05
Offering Period:

The offering will conclude when all 1,500,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. Our director will not extend the offering beyond the 180 days.

Escrow Account:

The proceeds from the sale of the shares in this offering will be payable to “Connette Law Office, c/o Michael T. Connette, Escrow Agent f/b/o Quarta-Rad, Inc.” and will be deposited in a non-interest/minimal interest bearing bank account until all offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Connette Law Office. Failure to do so will result in checks being returned to the investor, who submitted the check. Our trust agent, Michael T. Connette, Esq., acts as legal counsel for us and is therefore not an independent third party.

Risk Factors

The purchase of our common stock involves a high degree of risk. The common shares we offer in this prospectus are for investment purposes only and currently no market for our common stock exists. Please refer to the section entitled “Risk Factors” and “Dilution” before making an investment in our stock.

5

Trading Market:

None. We will seek a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”); however, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Net Proceeds to Us:	$75,000 in the event all 1,500,000 shares are sold.
Use of Proceeds	We intend to use the proceeds to expand our business operations.
Number of Shares Outstanding Before the Offering:	15,000,000 common shares
Number of Shares Outstanding After the Offering:	16,500,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

We will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office supplies, inventory, contractors, sales and marketing, and general working capital.

6

SUMMARY OF FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements for the periods stated. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this prospectus.

Balance Sheet Data:	June 30, 2012	December 31, 2011
	(Unaudited)
Current assets	$44,676	$-
Total assets	$44,676	$-

Current liabilities	$35,577	$600
Total liabilities	$35,577	$600
Shareholders’ equity (deficit)	$9,099	$(2,100)

Operating Data:	For the six months ended June 30, 2012	For the year ending December 31, 2011
	(unaudited)
Revenues	$-	$-
Operating expenses	$127,051	$-
Net profit (loss)	$9,699	$(2,100)
Net loss per share per common share – basic and diluted	$6.47	$(1.40)
Weighted average number of shares outstanding – basic and diluted	1,500	1,500

As shown in the financial statements accompanying this prospectus, we have had limited revenues to date and have achieved minimal income since our inception and our accountants have issued us a “going concern” opinion, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

7

RISK FACTORS

We are subject to those financial risks generally associated with development stage enterprises. Since we have sustained losses in our first fiscal year, we will require financing to fund our business activities and to support our operations and will independently seek additional financing. However, we may be unable to obtain such financing. We are also subject to risk factors specific to our business strategy and the detection device industry.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment. In addition to the other information regarding us contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY AND INDUSTRY

Since we are a development stage enterprise, have generated minimal revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

We are a newly organized development stage enterprise that was incorporated in November 2011 and we have realized minimal revenues. We have a limited operating history upon which an evaluation of our future prospects can be made. From our inception on November 29, 2011 to December 31, 2011, we have incurred a net loss of $(2,100). Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the detection device industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to secure product at prices that allow for resale at a profit. Based upon current plans, we expect to incur operating expense in future periods as we incur expenses associated with our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue as a going concern.

Our auditor’s report on our December 31, 2011 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Moreover, our officers may be unable or unwilling to loan or advance us any funds. See “Audited Financial Statements - Auditors Report.”

Because we have been issued an opinion by our auditors that substantial doubt exists as to whether we can continue as a going concern, it may be more difficult for us to attract investors. We incurred a $(2,100) net loss for the period from inception to December 31, 2011 and did not have any revenues during 2011. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. We plan to seek additional funds through private placements of our common stock. Private placements of our common stock may involve substantial dilution to our existing shareholders. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Our officers and directors have limited experience in the detection device industry, which could prevent us from successfully implementing our business plan, and impede our ability to earn revenue.

Even though our officer and directors have experience in the detection device industry in Russia and Asia, they have limited experience in the detection device industry in the United States. Our management’s lack of experience in the US markets could hinder their ability to successfully implement a domestic marketing plan or secure future financing. Each potential investor must carefully consider the lack of US marketing experience of our officers and directors before purchasing our common stock.

Key management personnel may leave us, which could adversely affect our ability to continue operations.

We are entirely dependent on the efforts of Alexey Golovanov, our president and director, and Victor Shvetsky, chief executive officer and director. The loss of our officers and directors, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. There is currently no employment contract by and between any office/director and us. Also, there is no guarantee that replacement personnel, if any, will help us to operate profitably. They have been, and continue to expect to be able to commit approximately 10 hours per week of their time, to the development of our business plan in the next six months. If management is required to spend additional time with their outside employment, they may not have sufficient time to devote to us and we would be unable to develop our business plan resulting in the business failure.

8

We do not maintain key person life insurance on our officers and directors.

If we are unable to obtain additional funding our business operation will be harmed, and if we do obtain additional funding, our then existing shareholders may suffer substantial dilution.

We have limited financial resources. As of December 31, 2011, we had no cash on hand and no assets and, as of June 30, 2012, we had $38,811 in cash on hand and $44,676 in total assets. If we are unable to develop our business or secure additional funds our business would fail and our shares may be worthless. We may seek to obtain debt financing as well. There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs, or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our business plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

General domestic and international economic conditions could have a material adverse effect on our operating results and common stock price and our ability to obtain additional financing.

As a result of the current economic downturn and macro-economic challenges currently affecting the economy of the United States and other parts of the world, some of the detection devices that we may desire to distribute could suffer delays or postponement until the economy strengthens, which could in turn effect our ability to obtain additional financing. We anticipate our revenues to be derived from the sale of our detection devices, which could be suffer if distributors and/or home renovation contractors are suffering from the economic downturn. During weak economic conditions, we may not experience any growth if we are unable to obtain financing for our products. If the domestic and/or international economy were to continue to weaken, the demand for any detection projects we may desire to distribute could decline, which could have a material adverse effect on our operating results and stock price.

In the future we may seek additional financing through the sale of our common stock resulting in dilution to existing shareholders.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding, which will result in a reduction in the value of an existing shareholder’s interest.To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for our business plan and expenditures. As of the date of this registration statement of which this prospectus is a part, we have earned minimal revenue. Failure to generate additional revenue will cause us to go out of business, which will result in the complete loss of your investment.

We may be unable to adequately protect our intellectual property from infringement by third parties.

Our business plan is significantly dependent upon exploiting our products and any intellectual property that we may develop in the future. There can be no assurance that we will be able to control all of the rights for all of our property or that some of the rights may not revert to their original owners. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect any intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours, or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

9

If our products are not commercially successful and/or do not generate revenues, our business would fail.

Purchasing detection devices from overseas involves substantial risks, because it requires that we spend significant funds based entirely on our preliminary evaluation of the detection devices commercial potential as a consumer product. It is impossible to predict the success of any product before we receive purchase orders. The ability of our products to generate revenues will depend upon a variety of unpredictable factors, including:

●	Public taste, which is always subject to change;
●	The quantity and popularity of other detection devices and home consumer product spending at the time of our distribution;
●	The competition for products on the Internet, through other home renovation contractors, through distributors, and through other forms of distribution; and
●	The fact that all products are distributed through retailers, wholesalers and the Internet.

For any of these reasons, the products that we chose to distribute may not be commercially successful and our business may suffer or fail altogether resulting in a complete loss of any investment made in our common stock.

Our products might be more expensive to purchase than we anticipate.

We expect that future financing that we may obtain will provide the capital required to expand our inventory and distribute our products. Expenses associated with purchasing and distributing the detection devices could increase beyond projected costs because of a range of factors such as an escalation in compensation rates of our suppliers and other personnel working on the manufacturing of the products or in the number of personnel required to work on the products, or because of problems or difficulties with technology and equipment used in our suppliers production. In addition, unexpected circumstances sometimes cause production to exceed budget.

Competition in the detection device industry is strong. If we cannot successfully compete, our business may be adversely affected.

The marketplace in which we compete is intensely competitive and subject to rapid change. Our competitors include well established enterprises. Some of these competitors are based globally. We anticipate that we will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by us. Many of these competitors have greater name recognition and resources than us including those owned by our existing shareholders.

Additionally, potential competitors with established market shares and greater financial resources may introduce competing products. Thus, there can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse affect on our operations. Increased competition could result in lower than expected operating margins or loss of the ability to engage distributors, either of which would materially and adversely affect our business, results of operation and financial condition.

If we are unable to secure distribution for our products, our business will suffer and likely fail.

Because we lack the resources to distribute our products through retail outlets, we plan to enter into arrangements with distributors and independent contractors. As a result, we may be unable to secure distribution agreements or revenue guarantees before funds are spent on inventory. In addition, if we are unable to obtain distribution on acceptable terms, we may evaluate other alternatives, such as retaining additional distributors as independent contractors or bypassing independent contract distribution altogether. We cannot provide any assurance that we will be able to secure an independent distributor, or if we were able to, under terms that would allow us to be profitable. If we are unable to obtain adequate distribution, we may not have the ability to generate revenue.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The detection device industry is subject to extensive and complex federal and state laws and regulations related to product safety, conduct of operations, and payment for services. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in production schedules orders.

Federal and state governments may regulate the products that we distribute. Our ability to cost effectively purchase inventory and distribute our detection products could be affected by such regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition.

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Our officers and directors are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities including their competing businesses. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and sole director have agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

The Securities and Exchange Commission (“SEC”) adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our audited balance sheet reflects that we have $0 cash and no assets and, therefore, we may be defined as a shell company. The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the new rules do not prevent us from registering securities pursuant to S-1 registration statements. Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. The SEC adopted a new Rule 144 effective February 15, 2008, which makes the resale of restricted securities by shareholders of a shell company more difficult.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and/or our directors; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

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Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

We have only two directors who are also officers. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, since we only have two directors, they have significant control over all corporate issues. We do not have an audit or compensation committee comprised of independent directors. Our two directors perform these functions and are not independent directors. Thus, there is a potential conflict in that our directors are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our directors decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We will rely upon consultants for web-development and the consultant may not complete the work within the set framework that is necessary to promote and recruit personnel effectively.

We are also heavily dependent on a web consultant to develop our website to market our products. If the consultant does not fulfill his duties, we may have to find another consultant with specific expertise to develop our website, which will delay our ability to sell and distribute detection devices according to our business plan.

We currently have under development a website that will help us attract customers, home renovation contractors and distributors. It is a basic website under construction at www.quartarad.com; however, functionality for our intended use is limited. We intend to use the website as a promotional tool for recruiting potential distributors of our detection devices as well as a tool for selling product. We intend to further develop our website in the next 45 – 60 days. If our website is not further developed, we may not be able to adequately access the pool of distributors and home renovation contractors we will need to distribute our detection devices.

RISKS ASSOCIATED WITH THIS OFFERING

The offering price of our common stock has been determined arbitrarily.

The $0.05 per share price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten on a best efforts, all or none basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through Messrs. Shvetsky and Golovanov, our officers and directors, who will receive no commissions. They will offer the shares to friends, acquaintances and relatives; however, there is no guarantee that they will be able to sell any of the shares or all of the shares, which they must do for us to close the offering. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Investors may lose their entire investment if we fail to implement our business plan.

As a development-stage enterprise, we expect to face substantial risks, uncertainties, expenses and difficulties. We were formed on November 29, 2011. We have a limited demonstrable operations record, on which you can evaluate our business and prospects. We have only recently commenced planned operations. As of the date of this prospectus, we have had only limited start-up operations and generated minimal revenues. We cannot guarantee that we will be successful in accomplishing our objectives. Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

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Participation is subject to risks of investing in micro capitalization companies.

Micro capitalization companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have not entered into any agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement. There can be no assurance that we will subsequently identify an market maker and, to the extent that we identify one, enter into an agreement with it to file an application with FINRA or that the market maker’s application will be accepted by FINRA. We cannot estimate the time period that the application will require for FINRA to approve it. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)	any market for our shares will develop;

(ii)	the prices at which our common stock will trade; or

(iii)	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB), it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock would be subject to the penny stock restrictions. See “Plan of Distribution” and “Risk Factors.”

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Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market, which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

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Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market would develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

You will bear a substantial risk of loss due to immediate and substantial dilution of the price you pay for your shares.

Our existing shareholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this Offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.05 you pay for them. Upon completion of the Offering, the net tangible book value of your shares will be $0.0024 per share, $0.0476 per share less than what you paid for them. Therefore, investors in this Offering will bear a substantial portion of the risk of loss. Additional sales of our common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

We have no committed source of financing. Wherever possible, sole director will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our directors have the authority, without action or vote of the shareholders, to issue all or part of the authorized (50,000,000 shares) but unissued (33,500,000 shares) assuming the sale of 1,500,000 shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably and which could prevent or delay a change in control.

Victor Shvetsky, our director and chief executive officer owns 12,000,000 common shares representing 80% of the outstanding common stock and Alexey Golovanov, our president and director holds 3,000,000 or the other 20% of our outstanding common stock. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transactions. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of us.

Our directors have authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of us.

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Our certificate of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation at Article VIII provides for indemnification as follows: “No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. This Article Eighth shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article Eighth became effective.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (15,000,000 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our sole director will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

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We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our director, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the Form 8A.

We will incur ongoing costs and expenses for SEC reporting and compliance; without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of this registration statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

FORWARD-LOOKING STATEMENTS

Information in this Prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The matters herein constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

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USE OF PROCEEDS

We will apply the proceeds from the offering to pay for accounting fees, legal and professional fees associated with the offering as well as for working capital for our business. The total estimated costs of the offering are estimated to be $44,300. We will pay all costs relating to this offering and this amount will accrue on our books and records until we are able to pay the full amount whether from revenues or loans from related or unrelated third parties or shareholders.

Selling all of the shares in the offering will result in $75,000 gross proceeds to us. We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering:

We intend to use the proceeds from this offering as follows:

Application of Proceeds	Amount	% of Total

Total Offering Proceeds	$75,000	100.00

Offering Expenses
Legal & Professional Fees	40,000	53.33
Accounting Fees	3,500	4.67
SEC Filing fee	2	-
FINRA filing fee	100	-
Miscellaneous	198	0.07
Blue-sky Fees	500	1.00
Total Offering Expenses	$44,300	59.07

Use of Net Proceeds
Inventory	$15,000	20.00
Sales & Marketing	10,000	13.00
Working Capital	5,700	8.00
Total Use of Net Proceeds	$30,700	40.93

Total Use of Proceeds	$75,000	100.00

Notes:

1) The category of Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.

2) The category of Sales & Marketing includes online Internet marketing.

THE OFFERING

We are offering on a self-underwritten, best efforts, all or none basis 1,500,000 shares of our common stock at a price of $0.05 per share. This is our initial offering of Common Stock and no public market exists for the securities being offered. We are offering the shares on a “self-underwritten,” best efforts, all or none basis directly through our officers and directors. The shares will be offered at a fixed price of $.05 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares any individual subscriber is required to purchase. This offering is on a self-underwritten, best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction. Victor Shvetsky and Alexey Golovanov, our officers and directors, intend to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. The intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein. The officers and directors of the issuer and any affiliated parties thereof will not participate in this offering.

In connection with our selling efforts in the offering, Messrs. Shvetsky and Golovanov will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Messrs. Shvetsky and Golovanov are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Messrs. Shvetsky and Golovanov will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Messrs. Shvetsky and Golovanov are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Messrs. Shvetsky and Golovanov will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Messrs. Shvetsky and Golovanov will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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The proceeds from the sale of the shares in this offering will be payable to the Connette Law Office, c/o Michael T. Connette, Escrow Account. Our escrow agent acts as legal counsel for us and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to the Connette Law Office at the address provided on the Subscription Agreement.

We will receive all proceeds from the sale of the 1,500,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering.

All subscription funds will be held in a noninterest-bearing account pending the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus (or such earlier date when all 1,500,000 shares are sold). All subscription agreements and checks for payment of shares are irrevocable.

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 5 days of the close of the offering or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. We will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While a market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCBB, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Please refer to the sections of this prospectus entitled “Risk Factors” and “Dilution” before making an investment in this stock.

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Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to the Connette Law Office, c/o Michael T. Connette, Escrow Agent f/b/o Quarta-Rad, Inc. (“Trust Agent”) and will be deposited in a non-interest/minimal interest bearing bank account until the full amount of offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to the Connette Law Office, 438 East Katella Ave., Suite 207, Orange, CA 92867. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending and no funds shall be released to us until such a time as the entire offering is sold. If the entire offering is not sold and proceeds received within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.

Procedures and Requirements for Subscription

Prior to the effectiveness of the registration statement, the issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to the Connette Law Office, 438 East Katella Ave., Suite 207, Orange, CA 92867. All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. We reserve the right to either accept or reject any subscription within 30 days of its receipt. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares.

We have fixed the price of the current offering at $0.05 per share. This price is significantly greater than the price paid by our officers and directors for common equity since our inception on November 29, 2011. Our officers and directors received shares valued at $0.0001 per share, a difference of $0.4999 per share lower than the share price in this offering, for services rendered.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. This is due in part because of the common stock issued to officers and directors at $0.0001 per share versus the current offering price of $0.05 per share. Please refer to the section titled “Certain Transactions,” herein, for more information. Our net book value on June 30, 2011 was $9,099. Assuming all 1,500,000 shares offered are sold, and in effect we receive the maximum proceeds of this offering from shareholders, our net book value will be approximately $0.0024 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0476 per share while our present stockholders will receive an increase of $0.0018 per share in the net tangible book value of the shares they hold. This will result in a 95.20% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased or received our previously:

Offering
Net Tangible Book Value Per Share Before the Offering	$0.0006

Net Tangible Book Value Per Share After the Offering	$0.0024

Net Increase to Original Shareholders	$0.0018

Decrease in Investment to New Shareholders	$0.0476

Dilution to New Shareholders (%)	95.20%

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DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We will seek identify a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether we will identify a market marker that will be willing to file an application and, if we identify one and it agrees to file an application, whether such market maker’s application will be accepted by FINRA. We cannot estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

We do not have any common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, Victor Shvetsky and Alexey Golovanov, our officers and directors, hold 12,000,000 and 3,000,000, respectively of our outstanding common stock. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

●	1% of the total number of our common shares then outstanding; or

●	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

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1.	the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2.	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3.	the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4.	at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by our two stockholders may not be resold in reliance on Rule 144 until: (1) we file a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC when we cease to be a “shell company;” (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the Form 8-K with the SEC reflecting our status as an entity that is not a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

●	If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

●	If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

●	the likelihood of a market for our common shares developing,

●	the liquidity of any such market,

●	the ability of the shareholders to sell the shares, or

●	the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements about our business, financial condition, and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,”“expects,”“intends,”“plans,”“anticipates,”“estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this registration statement on Form S-1.

The following discussion of our financial condition and results of operations should be read in conjunction with our unaudited financial statements for the six months ended June 30, 2012 and our audited financial statements for the period from November 29, 2011 (inception) to December 31, 2011, together with notes thereto, which are included in this registration statement on Form S-1.

For the six months ended June 30, 2012

Results of Operations

Revenues. We had minimal revenues for the six months ended June 30, 2012 in the amount of $127,051. We hope to continue to generate revenues as we continue operations and implement our business plan in 2012.

Operating Expenses. For the six months ended June 30, 2012, our total operating expenses were $52. Our operating expenses were comprised of general and administrative expenses of $52.

Net Loss. For the six months ended June 30, 2011, our net income was $9,699.

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Liquidity and Capital Resources. In 2012, we did not issue any shares for capital but generated cash from the sale of products on consignment and from inventory to companies owned by our officers and directors.

As of June 30, 2012, we had liabilities of $35,577, all of which were represented by accounts payable to companies owned by our officers and directors. We had no other long-term liabilities, commitments or contingencies.

During 2012, we expect to incur accounting costs associated with the audit of our financial statements. We expect that the legal and accounting costs of becoming a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

For the period from November 29, 2011 (inception) to December 31, 2011

Results of Operations

Revenues. We had no revenues for the period from November 29, 2011 (inception) to December 31, 2011.

Operating Expenses. For the period from November 29, 2011 (inception) to December 31, 2011, our total operating expenses were $2,100. Our operating expenses were comprised of organizational expenses of $600 and stock-based compensation of $1,500.

Net Loss. For the period from November 29, 2011 (inception) to December 31, 2009, our net loss was $(2,100).

Liquidity and Capital Resources. In 2011, we issued 1,500 shares of common stock to accredited investors at a price of $0.001 per share for services rendered and did not generate any proceeds to pay for operating expenses.

As of December 31, 2011, we had liabilities of $600, all of which were represented by accounts payable to a vendor. We had no other long-term liabilities, commitments or contingencies.

Plan of Operation

Our business strategy is to continue to develop and expand our website (www.quartarad.com) and have it operational by no later than the end of the third quarter of 2012 whereby potential purchasers of our detection device products will be able to review them and purchase them.

The number of detection devices, which we will be able to secure during the development stage, will depend upon the success of securing financing for our inventory. There are currently no agreements in place between any funding sources and us for the acquisition of inventory. There can be no guarantee we will have enough funds to purchase meaningful inventory in the future.

We intend to implement the following tasks within the next twelve months:

Website: (Estimated cost to complete $3,000). Developing a website is critical to reaching prospective consumer as well as industry professionals. Our website, www.quartarad.com, will be designed generate interest in our detection devices as well as attracting distributors. As of the date of this prospectus we anticipate completion of the website within 45-60 days.

Inventory: (Estimated cost $15,000). We intend to purchase inventory in addition to selling goods on consignment. We believe that these funds will be initially sufficient for us to increase our inventory from Quatra-Rad, Ltd. We intend to pay for this expense from the proceeds of the Offering.

Marketing: (Estimated cost $7,000). In addition to the website development costs, we intend to increase our marketing efforts on the Internet to generate leads and sales. We will also utilize funds to develop marketing brochures and materials to market our products to industry professionals such as home renovation contractors.

If we are able to successfully complete the above goals within the estimated timeframes set forth and are able to raise proceeds additional proceeds that may be needed to secure inventory and marketing funds, those funds would be allocated as follows:

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Secure Distribution Agreements: (Estimated cost $10,000). We plan to seek and secure distribution agreements for the sale of our detection devices.

Our management does not anticipate the need to hire additional full or part- time employees over the next six (6) months, as the services provided by our officers and director appear sufficient at this time and from anticipated independent contractors. We believe that our operations are currently on a small scale that is manageable by these two individuals.  Our management's responsibilities are mainly administrative at this early stage.  While we believe that the addition of employees is not required over the next six (6) months, the professionals we plan to utilize will be considered independent contractors. We do not intend to enter into any employment agreements with any of these professionals. Thus, these persons are not intended to be employees of our company.

Our management does not expect to incur research costs in the next twelve months; we currently do not own any plants or equipment that we would seek to sell in the near future; we do not have any off-balance sheet arrangements; and we have not paid for expenses on behalf of our director. Additionally, we believe that this fact shall not materially change.

Recently Issued Accounting Pronouncements

Other than described below, no new accounting pronouncements adopted or issued by the Financial Accounting Standards Board (“FASB”) during fiscal 2011 had or are expected to have a material impact on the Company’s Consolidated Financial Statements.

In September 2011, the FASB amended its authoritative guidance in order to simplify how entities test goodwill for impairment. Under the new amendment, an entity is permitted to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test by calculating the fair value of the reporting unit and comparing the fair value with the carrying amount of the reporting unit. If the carrying amount of a reporting unit exceeds its fair value, then the entity must perform the second step of the goodwill impairment test to measure the amount of the impairment loss. This amendment becomes effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. This amendment will be effective for the Company’s interim and annual financial statements for the year ending December 31, 2013 (“fiscal 2013”) and the Company has not yet determined what impact, if any, the adoption will have on the Company’s Financial Statements.

In December 2011, the FASB enhanced its disclosure requirements regarding offsetting assets and liabilities as a joint effort with the International Accounting Standards Board. This amendment increases the comparability of the balance sheet prepared under GAAP and International Financial Reporting Standards (“IFRS”). This amendment enhances disclosures and provides converged disclosures about financial instruments and derivative instruments that are either offset on the balance sheet or subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset on the balance sheet. Entities are required to provide both net and gross information for these assets and liabilities in order to enhance comparability between GAAP financial statements and IFRS financial statements. This amendment will be effective for the Company’s interim and annual consolidated financial statements for the year ending December 31, 2014 (“fiscal 2014”) and is not expected to have a material impact on the Company’s Financial Statements upon implementation.

In June 2011, the FASB amended its authoritative guidance related to the presentation of comprehensive income, requiring entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. Under the two-statement approach, the first statement would include components of net income, which is consistent with the current income statement format, and the second statement would include components of other comprehensive income (“OCI”). Regardless of which option an entity chooses to present comprehensive income, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement where the components of net income and OCI are presented. In December 2011, the FASB decided to evaluate alternative presentation formats regarding the reclassification adjustments from items that are reclassified from OCI to net income and reinstated requirements regarding reclassifications out of OCI that were in place before the June 2011 amendment. All other requirements, including the requirement to report comprehensive income either in a continuous statement of comprehensive income or two separate but consecutive statements, remain in effect. This amendment will be effective for the Company’s interim and annual Consolidated Financial Statements for the year ending December 31, 2013 (“fiscal 2013”) and is not expected to have a material impact on the Company’s Financial Statements upon implementation, other than presentation.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No.6 0 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

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DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We will seek identify a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether we will identify a market marker that will be willing to file an application and, if we identify one and it agrees to file an application, whether such market maker’s application will be accepted by FINRA. We cannot estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

We do not have any common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

●	1% of the total number of our common shares then outstanding; or

●	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 registration statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1.	the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

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2.	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3.	the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4.	at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we may be classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by our two stockholders may not be resold in reliance on Rule 144 until: (1) we file a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 registration statement with the SEC when we cease to be a “shell company;” (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the Form 8-K with the SEC reflecting our status as an entity that is not a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

●	If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

●	If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

●	the likelihood of a market for our common shares developing,

●	the liquidity of any such market,

●	the ability of the shareholders to sell the shares, or

●	the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

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BUSINESS

We were incorporated under the laws of the State of Delaware on November 29, 2011 with fiscal year end in December 31. We are a development stage enterprise that was formed to distribute and sell detection devices to homeowners and interested consumers in North America. Our plan is to initially target direct-to-consumer sales since we believe we can distribute these products through the Internet on consignment from Star Systems Japan, a corporation owned by our majority shareholder and we can purchase product from a company owned by our minority shareholder. We intend to target sales through the Internet such as Amazon.com by targeting homeowners, homebuilders and home renovation contractors. Since beginning operations in November 2011, we have sold minimal products and we have minimal profits in the amount of $9,699 as of June 30, 2012. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We have just recently commenced planned operations to any significant measure. As of the date of this registration statement, we have had only limited start-up operations and havegenerated minimal revenues.We were not profitable in 2011 and have limited profits as of June 30, 2012 and are unsure whether we can derive sufficient revenues and cash flows from the sale of detection devices. Our chief executive officer and director, Victor Shvetsky, and our director and president, Alexey Golovanov, are our only employees. Mr. Shvetsky and Mr. Golovanov will devote at least ten hours per week to us but may increase the number of hours as necessary. Messrs. Shvetsky and Golovanov’s companies have been the source of our inventory and commissionable consignment sales. We intend to expand our sales outside of these related party transactions.

In November 2011, the Company issued 1,200 common shares to Victor Shvetsky, our chairman, chief executive officer and secretary, for services rendered in our formation and organization valued at $1,200 or $1.00 per share and 300 common shares to Alexey Golovanov, our president for services rendered in our formation and organization valued at $300 or $1.00 per share transactions that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act.

We are a development stage company that has not significantly commenced its planned principal operations and have limited financial resources. We have not established or attempted to establish a source of equity or debt financing. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company has not generated profits to date and lacks the liquidity, which raises substantial doubt as to its ability to continue as a going concern.”

Our administrative office is located at 1201 N. Orange St., Suite 700, Wilmington, DE 19801

Our fiscal year end is December 31.

We have just begun operations to sell inventory on consignment and from purchase made from and sold to companies owned by our officers and directors. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company’s lack of business operations and continuing losses raise substantial doubt about its ability to continue as a going concern.”Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company;
2.	Development of our business plan;
3.	Evaluating various detection devices;
4.	Research on marketing channels/strategies for detection devices;
5.	Secured our website domain www.quarta-rad.com for development into our online website; and
6.	Research on other detection products.

In the third and fourth quarters of 2012, we plan to focus our business operations on the development of our distribution agreements and network. We plan to utilize our website to promote our products to home renovation contractors and other purchasers of detection devices. We anticipate promoting our detection products by building a website and marketing to independent distributors and others interested in detection devices.

We believe the proliferation of new rules about mandatory detection equipment for homes, offices, public buildings and hotels is increasing this market segment from a simple fire/smoke alarm market into a widely-encompassing market for multiple detection devices (on the lower price range) to sophisticated, semi-professional detection devices with logging features and network/WiFi access capabilities (on the upper price range).

Most states in US and districts in Canada now require at least a basic smoke/fire and a Carbon Monoxide alarms at the minimum (at least one per dwelling). Many states have expanded this type of legislation and now require that all new house construction have such detectors at a rate of one per room (rather than one per dwelling), and to have new Radon detectors (at a rate of one per floor), and methane leakage detectors (few states at this time).

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To date, few firms that have been conducting business activities in the separate market segments have developed products that cross segments and/or have products in all segments. In other words, smoke/fire detector makers have expanded into CO2, but have not gone into Radon and other detection devices; just as Radon detector makers have not expanded into the smoke/CO2 device segment.

We see a great potential for a firm with engineering knowledge and product lineup in all product segments to be able to come in and quickly become the dominant brand-name for household detection gear. We intend to fill this niche by providing high-quality detection equipment with simple controls for the mainstream consumer market.

Essential to our success will be our ability to acquire inventory at cost-effective prices to be competitive in our resale efforts as well as maintain a commission structure on the sale of goods on consignment. We believe our arrangement to acquire detection devices from our shareholders company will enhance our ability to resell them at margins that allow us to make a profit. It will be critical to our success that our budgets remain small enough so that a large percentage of our capital is not put at risk.  In order to acquire inventory for relatively modest amounts, we must avoid high overhead caused by large staff, interest charges, substantial fixed assets, and investment in a large number of detection devices that are never sold.  We believe that by maintaining a smaller, more flexible staff, with fewer established organizational restrictions we can further reduce costs through better time management.  There can be no assurance provided that we will be successful in coordinating all the components required to acquire and distribute high quality, low cost detection devices in the future.  If we are not able to successfully acquire low cost inventory in the future any investment made into us would be lost in its entirety.

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Principal Products

Our product line consists of the following products:

Radiation Detection Equipment

RADEX RD1503 – basic model of a hand-held radiation detector for the consumer market.

RADEX RD1706 – enhanced model of a hand-held radiation detector; additional radiation counter provides for a more accurate results (confirmed by JQA – Japan Quality Assuarance organization), vibration alarm and several additional functions improve on the RD1503 design specifications.

RADEX RD1008 – semi-professional radiation detection device that provides readings for Gamma- and Beta- radiation values separately.E quivalent devices from other manufacturers cost 5-10 times more.

RADEX RDxxxx – new device (ready for mass-production), uses multiple sensors to calculate background and object-specific radiation contamination values. Cumulative function (dosimeter) allows for monitoring of a personal radiation dose over a period of time.

Radon Detection Equipment

RADEX MR106N – Radon gas detector with digital read-out of the results (in volume of air); readings calculated every 4 hours and saved in the onboard memory log.

RADEX MR153N (TBD) – simple Radon gas detector that provides visual/audio alarm when a certain (or legal) threshold is reached.

EMI Detection Equipment

RADEX EMI50 – hand-held device that provides real-time measuring of Electric Field Strength (in kiloVolt/meter) and Electro Magnetic Field (in microTesla).

Major advantages that can be capitalized on immediately are:

●	existing brand recognition of Quarta-Rad/RADEX name;
●	existing product line up that can be sold now;
●	access to device library that are in the prototyping stage for a quicker push into production and sales phases;
●	access to highly experienced engineers and company`s proprietary tech library that would allow for quick prototyping and manufacture of devices based on reports from the field sales-force.

Financing Strategy

We will not be able to purchase sufficient inventory on our own with additional outside financing. Primary responsibility for the overall inventory planning and management will rest with our management. For each detection device inventory product we plan to purchase, management will need to assess the market and our financing needs to acquire product at cost-effective prices. All decisions will be subject to budgetary restrictions and our business control. We cannot provide any guarantee that we will be able to ever purchase product on cost-effect terms or employ independent distributors to effectively sell our products.

Whenever possible we will attempt to make arrangements with providers of goods and services to defer payment until a later stage in the inventory sales cycle. Once we determine our inventory needs, there are various methods of obtaining the funds needed to complete the purchase of the detection devices. Examples of financing alternatives include the assignment of our rights to purchase order financing. Alternatively, we may form a limited liability company or partnership where we will be the managing member or the general partner and raise funds to finance inventory. We may also obtain favorable pre-sales commitments from various customers such as home restoration contractors, distributors and developers. These various techniques, which are commonly used in the industry, can be combined to finance our inventory without a major bank financing.

Distribution Arrangements

Effective distribution is critical to the economic success of our detection devices, particularly when made by a small company without sufficient marketing resources. We have not as yet negotiated any independent distribution agreements.

We intend to distribute our products in the United States through existing independent distributors and the Internet. Our primary emphasis will be on marketing to homebuilders, home renovation contractors and general contractors. In addition, we intend to also target direct consumers via the Internet such as Amazon.com and through national and regional retailers.

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To the extent that we may engage in distribution of our products in foreign markets, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, that we may secure for our detection devices.

We believe that the recent events such as the March 11, 2011 nuclear accident in Japan will drive consumers and the market to radiation detection devices and other detection devices will either be in demand from the construction community and will be cost effective for the consumer and the industry professional.

We believe that effective Internet advertising along with participation in trade shows is the quickest and most cost effective method to let consumers know about our products. Additionally, large resellers and distributors will require promotional packages that we will need to develop and produce.

Competition

The detection device industry is highly competitive. We compete with a variety of companies, many of which have greater financial and other resources than us, or are subsidiaries or divisions of larger organizations. In particular, the industry is characterized by a small number of large, dominant organizations that perform this service, such as United Technologies Corporation, Radiation Alert, Osun Technologies, Lutron, General Tools, Mazur Instruments, First Alert, Inc./BRK Brands, Inc., which is wholly-owned by Sunbeam Corporation, as well asmany companies that have greater financial and other resources than us.

The major competitive factors in our business are the timeliness and quality of customer service, the quality of finished products and price. Our ability to compete effectively in providing customer service and quality finished products depends primarily on our manufacturers’ standards and the level of training of our future staff, the utilization of computer software and equipment and the ability to deliver our Products. We believe we will compete effectively in all of these areas.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. If our competitors offer detection devices at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations.  Furthermore, many of our competitors are able to obtain more experienced employees than we can.

Intellectual Property Rights

We do not currently have any intellectual property rights.

Status Of Any Publicity Announced New Products And Services

We currently have no new publicly announced products or services.

Our Website

Our website is located at www.quartarad.com and, when activated, will provide a description of our company along with our contact information including our address, telephone number and e-mail address.

Dependence On Customers

Since our inception we have been dependent upon a company owned by our minority shareholder for the purchase of our product and a company owned by our majority shareholder for the sale of our inventoried and commissionable products.

Trademarks And Patents

We do not have any registered trademarks or patents.

Need For Any Government Approval Of Principal Products Or Services

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in California and the United States.

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Research And Development

We have not spent any money on research and development activities.

Employees

At the present time, we do not have any employees other than our officers and directors who devote their time as needed to our business and expect to devote 10 hours per week.

Legal Proceedings

We are not involved in any legal proceedings nor are we aware of any pending or threatened litigation against us. None of our officers or director is a party to any legal proceeding or litigation. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Property

We hold no real property. We do not presently own any interests in real estate. Our executive, administrative and operating offices are located at 1201 N. Orange St., Suite 700, Wilmington, DE 19801. We do not have a written lease with the landlord and rent space on a month-to-month basis at the rate of $30 per month.

Our fiscal year end is December 31.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors serve until their successors are elected and qualified. Our directors elects our officers to a term of one (1) year and they serve until their successors are duly elected and qualified, or until they are removed from office. The boards of directors has no nominating or compensation committees.

The name, address, age, and position of our present officers and director is set forth below:

Name	Age	Title(s)
Victor Shvetsky	38	Chairman, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Secretary

Alexey Golovanov	35	President and Director

The persons named above have held their offices/positions since November 29, 2011, and we expect them to hold their offices/positions at least until the next annual meeting of our shareholders.

Mr. Victor Shvetsky, Chairman, President, Chief Executive Officer, Chief Financial Officer

Victor Shvetsky is our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary and has served in that capacity since November 29, 2011. Mr. Shvetsky is also the Chairman and Chief Executive Officer of Star Systems Corporation, which is a Japanese corporation he founded in 1998 and headquartered in Tokyo, Japan. Star Systems in engaged in the distribution and resale of various consumer products and provides IT services to customers in Japan. Since its inception, Mr. Shvetsky has grown Star Systems from inception to $6,000,000 (US) in revenues and believes he has established it as one of the leading distributers of Geiger counters in Japan having sold over 15,000 units in 2011. Mr. Shvetsky has established distribution channels for detection products with retailers, including department stores and specialty shops, as well as developing an online marketing presence through online retailers such as Amazon.com. Mr. Shvetsky has over 14 year experience in sales, marketing, product development and branding as well as corporate compliance in the executive office including overseeing his company’s accounting, compliance and finance departments.

Mr. Alexey Golovanov, President and Director

Alexey Golovanov, is our President and Director and has served in this capacity since November 29, 2011. From July 2007 to the present, Mr. Golovanov has held several positions at Quarta-Rad, Ltd, a Russian Federation corporation that designs, manufactures and sells various detection devices around the world. Most recently, Mr. Golovanov is the Managing Director of Quarta-Rad, Ltd. and oversees the company’s product designs and product introductions in the various consumer markets in Russia and Europe. Mr. Golovanov has also overseen all of Quatra-Rad, Ltd.’s R&D activities, which led to the development of the RADEX and SINMOR model lines of detection devices. Mr. Golovanov has extensive experience in developing supply channels to procure the various components necessary for the production of cost-effective detection products, which allows the products to be distributed at competitive prices.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer and director in that he may have other business interests in the future to which he devotes his attention, and he may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and sole director have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Currently we have two officers and directors and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

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We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

In November 30, 2011, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our registration statement of which this prospectus is a part.

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Board of Directors

Our directors hold office until the completion of their term of office, which is not longer than one year, or until their successor(s) have been elected. Our directors’ term of office expires on November 30, 2012. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Involvement in Certain Legal Proceedings

During the past five years, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1)          had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)          was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)          was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i.          acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.          engaging in any type of business practice; or

iii.          engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4)          was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

(5)          was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

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We will reimburse all directors for any expenses incurred in attending directors' meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from November 29, 2011 (inception) to December 31, 2011, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ( $) (j)
1Victor Shvetsky CEO, CFO and Director	2011	-	-	-	-	-	-	1,200	1,200

2Alexey Golovanov, President	2011	-	-	-	-	-	-	300	300

We have no formal employment arrangement with Mr. Shvetsky or Mr. Golovanov at this time. Mr. Shvetsky’sand Mr. Golovanov’scompensation has not been fixed or based on any percentage calculations. Mr. Shvetsky will make all decisions determining the amount and timing of their compensation and, for the immediate future, will not receive any compensation. Mr. Shvetsky’s compensation amounts will be formalized if and when his annual compensation exceeds $50,000.

(1)          Mr. Shvetsky received 1,200 shares of our common stock for organizational services, which we valued at $1,200. We do not intend on issuing any additional shares to Mr. Shvetsky for organizational services or for his activities as a director.

(2)          Mr. Golovanov received 300 shares of our common stock for organizational services, which we valued at $300. We do not intend on issuing any additional shares to Mr. Golovanovfor his activities as our secretary.

Grants of Plan-Based Awards Table

We currently do not have any equity compensation plans. Therefore, none of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended December 31, 2011.

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Outstanding Equity Awards at Fiscal Year-End Table

None. We do not have any equity award compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of December 31, 2011, we had 1,500 shares of common stock outstanding, which are held by 2 shareholders. On July 16, 2012, we amended our Certificate of Incorporation and increased our authorized shares to 50,000,000 common shares, $0.001 par value from 1,500 common shares, no par value and effected a 1,000 to 1 forward stock split. There are not any pending or anticipated arrangements that may cause a change in control.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Victor Shvetsky	12,000,000	80.0%
Common Stock	Alexey Golovanov	3,000,000	20.0%
	All Officers and Directors as a Group (2 persons)	15,000,000	100.0%

Victor Shvetsky will continue to own the majority of our common stock after the offering, regardless of the number of shares sold.  Since he will continue to control us after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our promoters are Mr. Shvetsky, our chairman, chief executive officer, chief financial officer and secretary, and Mr. Golovanov, our president.

Our office and mailing address is 1201 N. Orange St., Suite 700, Wilmington, DE 19801.

On November 29, 2011, we issued 1,200 shares of our common stock to Victor Shvetsky, our chief executive officer, chief financial officer, secretary and director and 300 shares of our common stock to Alexey Golovanov, our president. These shares were issued in exchange for services valued at $1,200 and $300, respectively or $1.00 per share.

Our officers and sole director are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and directors have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Mr. Golovanov, our president, owns Quarta-Rad, Ltd. (“Quarta-Rad Russia”), which is part of the International Scientific and Technical Park of Moscow Engineering and Physical Institute (“MIFI”) and which is a developer and manufacturer of radiometric, acoustical and pyrometric devices, radiation detecting indicators, Radon detecting indicators and acoustical leak detectors that are used by fuel-energy enterprises of Moscow and other cities of the Russian Federation. We purchased our inventory from Quarta-Rad Russia pursuant to a written agreement and sold the merchandise to Star Systems Japan Corporation, a company owned by our majority shareholder, Victor Shvetsky.

We believe that each reported transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

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There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

●	disclose such transactions in prospectuses where required;
●	disclose in any and all filings with the Securities and Exchange Commission, where required;
●	obtain disinterested directors’ consent; and
●	obtain shareholder consent where required.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of Delaware on November 29, 2011. We were authorized to issue 1,500 shares of common stock, no par value per share. On July 26, 2012, we amended our certificate of incorporation and increased our authorized shares to 50,000,000 shares of common stock, $0.0001 par value and effected a 1,000 to 1 forward stock split.

Common Stock

Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock, $0.0001 par value per share. As of the date of this registration statement, there are 15,000,000 shares of our common stock issued and outstanding held by 2 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote except for voting for the election of directors.

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. In companies with cumulative voting rights holders of more than 50% of the outstanding shares, voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

We refer you to the Bylaws and our Certificate of Incorporation and Certificate of Amendment of Certificate of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

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Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock Transfer Agent

We have not presently secured an independent stock transfer agent. We have identified an agent to retain and intend such transfer agent to be Vcorp Stock Transfer, 4045 South Spencer Street, Suite 403, New York, NY 10022, having a telephone number of (702) 361-3033.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Two shareholders currently hold our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Shvetsky, chairman and chief executive officer and Mr. Golovanov, president and director. Potential investors include, but are not limited to, family, friends and acquaintances of Messrs. Shvetsky and Golovanov. The intended methods of communication include, without limitation, telephone calls and personal contact. In his endeavors to sell this offering, Messrs. Shvetsky and Golovanov will not use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into an escrow account. There can be no assurance that all, or any, of the shares will be sold.

Messrs. Shvetsky and Golovanov will not receive commissions for any sales originated on our behalf. We believe that Messrs. Shvetsky and Golovanov are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Messrs. Shvetsky and Golovanov:

1. Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.          Will not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.          Are not an associated person of a broker or dealer; and

c.          Meets the conditions of the following:

i.          Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.          Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

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iii.          Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to Connette Law Office Escrow Account ("Escrow Account") and will be deposited in a noninterest-bearing bank account until the offering is completed. Failure to do so will result in checks being returned to the investor who submitted the check. No interest will be paid to any shareholder or us. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account pending closing, and no funds shall be released to us until the offering is completed. Thereafter, the escrow agreement shall terminate.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. We expressly reserve the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

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Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because analysts do usually not follow OTCBB stocks, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act will cover our shares and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it difficult to dispose of our securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell" at the time of application.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, we intend to consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about us will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, our shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on us: Michigan, New Hampshire, Texas and Vermont. We intend, at our own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

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Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

Connette Law Offices, 438 East Katella Avenue, Suite 207, Orange, CA 92867, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this offering.

INTEREST OF NAMED EXPERTS

Our audited financial statements for the year ended December 31, 2011 and the related statements of operation, changes in shareholders’ equity and cash flows for the period from November 29, 2011 (inception) to December 31, 2011, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Stan J.H. Lee, CPA, P.O. Box 436402, San Ysidro, CA 92143-6402 given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Delaware law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our auditors are the firm of Stan J.H. Lee, CPA operating from their offices located at 2160 North Central Road, Suite 203, Fort Lee, NJ 07024. There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock that are to be sold by our Selling Security Holders in this offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (which we have plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the Form 8A.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Quarta-Rad, Inc.

1201 N. Orange St., Suite 700

Wilmington, DE 19801-1186

Tel: (302) 887-9916

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QUARTA-RAD, INC.

(A Development Stage Enterprise)

FINANCIAL STATEMENTS

DECEMBER 31, 2011

AND FOR THE PERIOD FROM NOVEMBER 29, 2011

(DATE OF INCEPTION) TO DECEMBER 31, 2011

INDEX TO FINANCIAL STATEMENTS

Financial Statements	PAGE

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets as of December 31, 2011	F-2

Statement of Operations for the year ended December 31, 2011 and the period of November 29, 2011 (Inception) to December 31, 2011	F-3

Statement of Changes in Stockholders’ Equity from November 29, 2011 (Inception) to December 31, 2011	F-5

Statements of Cash Flows for the year ended December 31, 2011 and the period of November 29, 2011(Inception) to December 31, 2011	F-4

Notes to Financial Statements	F-6

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Stan J.H. Lee, CPA

2160 North Central Rd. Suite 203 Fort Lee NJ 07024

P.O. Box 436402 San Diego CA 92143-6402

619-623-7799 Fax 619-564-3408 E-mail:stan2u@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

QUARTA-RAD, INC.

(A Development Stage Enterprise)

We have audited the accompanying balance sheet of QUARTA-RAD, INC. (A Development Stage Enterprise) as of December 31, 2011 and the related statements of operation, changes in shareholders’ deficit and cash flows for the period from November 29, 2011 (inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QUARTA-RAD, INC. (A Development Stage Enterprise) as of December 31, 2011 and the results of its operation and its cash flows for the period from November 29, 2011 (inception) to December 31, 2011 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the note to the financial statements, the Company’s lack of business operations and continuing losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stan J.H. Lee, CPA
Stan J.H. Lee, CPA
Fort Lee, NJ 07024
August 3, 2012

F-1

Part I – FINANCIAL INFORMATION

Item 1. Financial Statements

QUARTA-RAD, INC.

(A Development Stage Enterprise)

Balance Sheet

December 31, 2011

ASSETS
Current Assets
Cash	$-
Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities
Accounts Payable	$600
Total Current Liabilities	600

TOTAL LIABILITIES	600

STOCKHOLDERS' EQUITY
Common Stock; Authorized 1,500 common shares, no par, 1,500 issued and outstanding on December 31, 2011	1,500
Total Common Stock	1,500
Deficit accumulated during the development stage	(2,100)
TOTAL STOCKHOLDERS' DEFICIT	(2,100)
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$-

The accompanying notes are an intergral part of these financial statements.

F-2

QUARTA-RAD, INC.

(A Development Stage Enterprise)

Statement of Operations

For the Year Ended December 31, 2011 and for the

Period from November 29, 2011 (Inception) through December 31, 2011

	For the year ended December 31, 2011	November 29, 2011 (inception) through December 31, 2011
Expenses

General & Administrative Expenses	$-	$-
Professional and Consulting Fees	600	600
Stock-based Compensation	1,500	1,500

Total Expenses	$2,100	$2,100

Net Loss for the Period	$(2,100)	$(2,100)

Basic and diluted loss per common share	$(1.41)	$(1.40)

Weighted average number of common shares outstanding Basic and diluted	1,500	1,500

The accompanying notes are an intergral part of these financial statements.

F-3

QUARTA-RAD, INC.

(A Development Stage Enterprise)

Statements of Cash Flow

For the Year Ended December 31, 2011 and

For the Period from November 29, 2011 (inception) through December 31, 2011

	For the year ended December 31, 2011	Cumulative From November 29, 2011 (Inception) to December 31, 2011
OPERATING ACTIVITIES
Net Loss	$(2,100)	$(2,100)
Adjustments to reconcile Net Income to net cash provided by (used for) operations:
Accounts Payable	600	600
Net cash used by Operating Activities	(1,500)	(1,500)
INVESTING ACTIVITIES
Net cash used for Investing Activities	-	-
FINANCING ACTIVITIES
Common Stock	1,500	1,500
Net cash provided by Financing Activities	1,500	1,500
Net cash increase (decrease) for period	-	-
Cash, at beginning	-	-

Cash, at end	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock issued for service	$1,500	$1,500

Supplemental cash flow information:
Cash paid of interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an intergral part of these financial statements.

F-4

QUARTA-RAD, INC.

(A Development Stage Company)

Statement of Stockholders’ Equity

For the period from November 29, 2011 (inception) through December 31, 2011

				Deficit
			Additional	Accumulated during
	Common Stock		Paid-in	Development	Shareholders’
	Shares	Amount	Capital	Stage	Equity

Balance at November 29, 2011 (Inception)	-	$-	$-	$-	$-

Founders' shares, issued for services rendered on November 29, 2011 at $1.00 per share	1,500	1,500	-	-	1,500

Net loss for the period	-	-	-	(2,100)	(2,100)

Balances, December 31, 2011	1,500	$1,500	$-	$(2,100)	$(600)

The accompanying notes are an intergral part of these financial statements.

F-5

Notes to Financial Statements

QUARTA-RAD, INC.

(A Development Stage Enterprise)

Notes to the Financial Statements

December 31, 2011 and for the period from November 29, 2011 (inception) to December 31, 2011

NOTE 1 - NATURE OF BUSINESS

The Company was incorporated under the laws of the state of Delaware on November 29, 2011, under the name Quatra-Rad, Inc. and amended its Certificate of Incorporation on February 29, 2012 to change its name to Quarta-Rad, Inc. On July 2, 2012, the Company amended and restated its Certificate of Incorporation to increase its authorized shares of common stock to 50,000,000, $0.0001 par value from 1,500, no par value and effected a 1,000 to 1 forward split. The Company has limited operations and is developing a business plan to distribute detection devices, including but not limited to Geiger counters, to homeowners and interested customers in North America. The Company intends to target homebuilders and home renovation contractors. To date, its business activities have been limited to organizational matters. It is considered a development stage enterprise and has not yet realized any revenues from its planned operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Enterprise

The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity.” The Company is still devoting substantially all of its efforts on establishing its business and its planned principal operations have not commenced.  All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Stock Based Compensation

ASC 718 "Compensation - Stock Compensation" which codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction is recognized as a liability; otherwise, the transaction is recognized as equity.

F-6

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

No provision was made for Federal income tax.

Earnings (Loss) per Share

The Company’s basic earnings (loss) per share are calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings (loss) per share is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Fair Value of Financial Instruments

The Company's financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2011.

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1. Observable inputs such as quoted prices in active markets;

•	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair value on a recurring basis at December 31, 2011. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended December 31, 2011.

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Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed.

Research and Development

Research and development costs are expensed as incurred; however, the Company did not incur any such costs.

Recent Accounting Pronouncements

Other than described below, no new accounting pronouncements adopted or issued by the Financial Accounting Standards Board (“FASB”) during fiscal 2011 had or are expected to have a material impact on the Company’s Consolidated Financial Statements.

In September 2011, the FASB amended its authoritative guidance in order to simplify how entities test goodwill for impairment. Under the new amendment, an entity is permitted to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test by calculating the fair value of the reporting unit and comparing the fair value with the carrying amount of the reporting unit. If the carrying amount of a reporting unit exceeds its fair value, then the entity must perform the second step of the goodwill impairment test to measure the amount of the impairment loss. This amendment becomes effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. This amendment will be effective for the Company’s interim and annual financial statements for the year ending December 31, 2013 (“fiscal 2013”) and the Company has not yet determined what impact, if any, the adoption will have on the Company’s Financial Statements.

In December 2011, the FASB enhanced its disclosure requirements regarding offsetting assets and liabilities as a joint effort with the International Accounting Standards Board. This amendment increases the comparability of the balance sheet prepared under GAAP and International Financial Reporting Standards (“IFRS”). This amendment enhances disclosures and provides converged disclosures about financial instruments and derivative instruments that are either offset on the balance sheet or subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset on the balance sheet. Entities are required to provide both net and gross information for these assets and liabilities in order to enhance comparability between GAAP financial statements and IFRS financial statements. This amendment will be effective for the Company’s interim and annual consolidated financial statements for the year ending December 31, 2014 (“fiscal 2014”) and is not expected to have a material impact on the Company’s Financial Statements upon implementation.

In June 2011, the FASB amended its authoritative guidance related to the presentation of comprehensive income, requiring entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. Under the two-statement approach, the first statement would include components of net income, which is consistent with the current income statement format, and the second statement would include components of other comprehensive income (“OCI”). Regardless of which option an entity chooses to present comprehensive income, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement where the components of net income and OCI are presented. In December 2011, the FASB decided to evaluate alternative presentation formats regarding the reclassification adjustments from items that are reclassified from OCI to net income and reinstated requirements regarding reclassifications out of OCI that were in place before the June 2011 amendment. All other requirements, including the requirement to report comprehensive income either in a continuous statement of comprehensive income or two separate but consecutive statements, remain in effect. This amendment will be effective for the Company’s interim and annual Consolidated Financial Statements for the year ending December 31, 2013 (“fiscal 2013”) and is not expected to have a material impact on the Company’s Financial Statements upon implementation, other than presentation.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-8

NOTE 3–INCOME TAXES

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period from November 29, 2011 (inception) through December 31, 2011 under FASB ASC 740.  As of December 31, 2011, the Company had a net operating loss carry forward of $2,100 that may be available to reduce future years’ taxable income through 2031.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

As of December 31, 2011
Deferred tax assets:
Net operating tax carry-forwards	$2,100

Gross deferred tax asset	2,100
Valuation allowance	(2,100)
Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 4–NET OPERATING LOSSES

As of December 31, 2011, the Company has a net operating loss carry-forward of approximately $2,100, which will expire 20 years from the date the loss was incurred.

NOTE 5–STOCKHOLDERS’ EQUITY

The Company was formed with one class of common stock, no par value and is authorized to issue 1,500 common shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

In November 2011, the Company issued 1,500 shares of common stock to its officer and directors, Victor Shvetsky and Alexey Golovanov. The Company issued this stock to Mr. Shvetsky and Mr. Golovanov in exchange for $1,500 of services rendered to the Company in its formation at a price of $1.00 per share.

On July 12, 2012, the Company amended and restated its Certificate of Incorporation and increase the authorized number of shares to 50,000,000, $0.0001 par value from 1,500, no par value and effectuated a 1,000 to 1 forward stock split.

As of December 31, 2011, there are 1,500 shares of common stock outstanding.

NOTE 6–RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company sells radiation monitors and to date has purchased it inventory for a company in Russia, which is owned by the Company’s minority shareholder. The Company’s majority shareholder owns a company in Tokyo, Japan, which has contracted with the Company to sell its inventory on Amazon.com for a 10% commission.

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NOTE 7–GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a source of revenues to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising additional funds for the first and second quarters going forward. We cannot provide any assurance or guarantee that we will be able to generate revenues. Potential investors must be aware if we are unable to raise additional funds through the sale of our common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The Company has net losses for the period from November 29, 2011 (inception) to December 31, 2011 of ($2,100). The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 8 – PROPERTY

The Company does not own any property. Commencing in July 2012, the Company leases a virtual office in Wilmington, Delaware from a third party.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events occurring after December 31, 2011 through the date the financial statements are available for issuance. During this period, the Company commenced operations and has generated $127,051 in revenues.

On July 16, 2012, the Company amended and restated its Certificate of Incorporation to increase the authorized number of common shares to 50,000,000, $0.0001 par value from 1,500, no par value and effectuated a 1,000 to 1 forward stock split.

F-10

QUARTA-RAD, INC.

(A Development Stage Enterprise)

Balance Sheets

	June 30, 2012	December 31, 2011
	(unaudited)	(audited)
ASSETS
Current Assets
Cash	$38,811	$-
Accounts receivable	5,865
Total Current Assets	44,676	-

TOTAL ASSETS	$44,676	$-

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities
Accounts Payable	$35,577	$600
Total Current Liabilities	35,577	600

TOTAL LIABILITIES	35,577	600

STOCKHOLDERS' EQUITY
Common Stock; Authorized 1,500 common shares, no par, 1,500 issued and outstanding on June 30, 2012 and December 31, 2011, respectively	1,500	1,500
Total Common Stock	1,500	1,500
Income (deficit) accumulated during the development stage	7,599	(2,100)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	9,099	(600)
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$44,676	$-

The accompanying notes are an intergral part of these financial statements.

F-11

QUARTA-RAD, INC.

(A Development Stage Enterprise)

Statement of Operations

For the Six Months Ended June 30, 2012 (unaudited) and for

Period from November 29, 2011 (inception) through June 30, 2012 (unaudited)

	For the six months ended June 30, 2012	For the period November 29, 2011 (inception) through June 30, 2012
Revenues
Sales	$127,051	$127,051
Less: Returns and allowances	-	-
Net Sales	$127,051	$127,051
Cost of Goods Sold	(117,300)	(117,300)
Gross Profit	$9,751	$9,751

Expenses

General & Administrative Expenses	$52	$652
Stock-based Compensation	-	1,500

Total Expenses	$52	$2,152

Net Income (Loss) for the Period	$9,699	$7,599

Basic and diluted loss per common share	$6.47	$5.07

Weighted average number of common shares outstanding
Basic and diluted	1,500	1,500

The accompanying notes are an intergral part of these financial statements.

F-12

QUARTA-RAD, INC.

(A Development Stage Company)

Statement of Stockholders’ Equity

For the period from November 29, 2011 (inception) through December 31, 2011 (audited)

and the Six Months Ended June 30, 2011 (unaudited)

				Deficit Accumulated
			Additional	during
	Common Stock		Paid-in	Development	Shareholders’
	Shares	Amount	Capital	Stage	Equity

Balance at November 29, 2011 (Inception)	-	$-	$-	$-	$-

Founders' shares, issued for services rendered on November 29, 2011 at $1.00 per share	1,500	1,500	-	-	1,500

Net loss for the period	-	-	-	(2,100)	(2,100)

Balances, December 31, 2011	1,500	$1,500	$-	$(2,100)	$(600)

Net income for the six months ended June 30, 2012	-	-	-	9,699	9,699

Balances, June 30, 2012	1,500	$1,500	$-	$7,599	$9,099

The accompanying notes are an intergral part of these financial statements.

F-13

QUARTA-RAD, INC.

(A Development Stage Enterprise)

Statements of Cash Flow

For the Six Months Ended June 30, 2012 and

For the Period from November 29, 2011 (inception) through June 30, 2012

	(unaudited)
	For the six months ended June 30, 2012	For the period from November 29, 2011 (Inception) to June 30, 2012
OPERATING ACTIVITIES
Net Income	$9,699	$7,599
Adjustments to reconcile Net Income to net cash provided by (used for) operations:
Stock based compensation	-	1,500
Accounts Receivable	(5,865)	(5,865)
Accounts Payable	34,977	35,577
Net cash used by Operating Activities	38,811	38,811

INVESTING ACTIVITIES
Net cash used for Investing Activities	-	-

FINANCING ACTIVITIES
Common Stock	-	1,500
Stock Based Compensation		(1,500)
Net cash provided by Financing Activities	-	-

Net cash increase (decrease) for period	38,811	38,811
Cash, at beginning	-	-

Cash, at end	$38,811	$38,811

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock issued for service	$-	$1,500

Supplemental cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an intergral part of these financial statements.

F-14

QUARTA-RAD, INC.

(A Development Stage Company)

Notes to the Financial Statements (Unaudited)

June 30, 2012

NOTE 1 - UNAUDITED INFORMATION

The balance sheet of (the “Company”) as of June 30, 2012, and the statements of operations for the six-month period ended June 30, 2012, have not been audited. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring adjustments), which are necessary to properly reflect the financial position of the Company as of June 30, 2012, and the results of operations for the six-months ended June 30, 2012.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading. Interim period results are not necessarily indicative of the results to be achieved for an entire year. These financial statements should be read in conjunction with the audited financial statements and notes to financial statements as of December 31, 2011 and calendar year then ended.

NOTE 2 - NATURE OF BUSINESS

The Company was incorporated under the laws of the state of Delaware on November 29, 2011, under the name Quatra-Rad, Inc. and amended its Certificate of Incorporation on February 29, 2012 to change its name to Quarta-Rad, Inc. On July 16, 2012, the Company amended and restated its Certificate of Incorporation to increase its authorized shares of common stock to 50,000,000, $0.0001 par value, from 1,500, no par value and effected a 1,000 to 1 forward split. The Company has limited operations and is developing a business plan to distribute detection devices, including but not limited to Geiger counters, to homeowners and interested customers in North America. The Company intends to target homebuilders and home renovation contractors. To date, its business activities have been limited to organizational matters. It is considered a development stage enterprise and has not yet realized any revenues from its planned operations.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Enterprise

The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity.” The Company is still devoting substantially all of its efforts on establishing its business and its planned principal operations, which commenced in May 2012. All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Basis of Accounting

The Company’s financial statements are presented in accordance with accounting principles generally accepted in the Untied States of America (“GAAP”) and use the accrual method of accounting. The Company has elected a December 31 fiscal year end.

F-15

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Trade Receivables

Trade receivables are stated net of the allowance for doubtful accounts, which is based on the evaluation of the accounts receivable aging, specific exposures, and trends.

Inventories

Inventories include items which are considered salable or usable in future periods, and are stated at the lower of cost or market value, with cost being based on standard cost which approximates actual cost on a first-in, first-out basis. Costs include direct materials, direct labor and overhead (e.g., indirect labor, rent and utilities, depreciation, purchasing, receiving, inspection and quality control) and in-bound freight costs. The Company classifies inventories into various categories based upon their stage in the product life cycle, future marketing sales plans and the disposition process.

The Company also records an inventory obsolescence reserve, which represents the excess of the cost of the inventory over its estimated realizable value, based on various product sales projections. This reserve is calculated using an estimated obsolescence percentage applied to the inventory based on age, trends, and requirements to support forecasted sales. In addition, and as necessary, the Company may establish specific reserves for future known or anticipated events.

Impairment of Long-Lived Assets

Long-lived assets, including tangible and intangible assets with finite lives, are tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. When such events or changes in circumstances occur, a recoverability test is performed comparing projected undiscounted cash flows from the use and eventual disposition of an asset or asset group to its carrying value. The Company estimates fair value based on the best information available, brand profitability, other factors such as image, market share and business plans, making necessary estimates, judgments and projections. If the projected undiscounted cash flows are less than the carrying value, an impairment charge would be recorded for the excess of the carrying value over the fair value, which is determined by discounting future cash flows.

Revenue Recognition

Revenue is recognized when realized or earned. The Company’s policy is to recognize revenue when risk of loss and title to the product transfers to the customer, which occurs upon delivery. Net revenues comprise gross revenues less customer discounts and allowances, actual and expected returns (estimated to be based on returns history and position in product life cycle) and various trade spending activities. Trade spending activities primarily relate to advertising, product promotions and demonstrations, some of which involve cooperative relationships with customers.

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Cost of Sales

For products manufactured for the Company by related or third-party contractors, such costs represent the amounts invoiced by the contractors.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses include advertising costs, promotional costs, and research and development costs. Advertising and promotional costs are expensed as incurred. Research and development costs are expensed as incurred. Selling, general, and administrative expenses also include share-based compensation, personnel and related expenses, and professional fees.

Stock Based Compensation

ASC 718 "Compensation - Stock Compensation" which codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction is recognized as a liability; otherwise, the transaction is recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

F-17

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

No provision was made for Federal income tax.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed on the straight-line basis over 3 years, the estimated useful life of the equipment.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets.

Since inception we have not recognized any depreciation expense.

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method over the estimated useful lives of the equipment.

Advertising Costs

Advertising and promotion costs are expensed as incurred. The Company has not incurred any such expenses since inception.

Earnings (Loss) per Share

The Company’s basic earnings (loss) per share are calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings (loss) per share is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Fair Value of Financial Instruments

The Company's financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2011.

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1. Observable inputs such as quoted prices in active markets;

F-18

●	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair value on a recurring basis at December 31, 2011. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended December 31, 2011.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed.

Research and Development

Research and development costs are expensed as incurred; however, we did not incur any such costs.

Recent Accounting Pronouncements

Other than described below, no new accounting pronouncements adopted or issued by the Financial Accounting Standards Board (“FASB”) during fiscal 2011 had or are expected to have a material impact on the Company’s Consolidated Financial Statements.

In September 2011, the FASB amended its authoritative guidance in order to simplify how entities test goodwill for impairment. Under the new amendment, an entity is permitted to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test by calculating the fair value of the reporting unit and comparing the fair value with the carrying amount of the reporting unit. If the carrying amount of a reporting unit exceeds its fair value, then the entity must perform the second step of the goodwill impairment test to measure the amount of the impairment loss. This amendment becomes effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. This amendment will be effective for the Company’s interim and annual financial statements for the year ending December 31, 2013 (“fiscal 2013”) and the Company has not yet determined what impact, if any, the adoption will have on the Company’s Financial Statements.

In December 2011, the FASB enhanced its disclosure requirements regarding offsetting assets and liabilities as a joint effort with the International Accounting Standards Board. This amendment increases the comparability of the balance sheet prepared under GAAP and International Financial Reporting Standards (“IFRS”). This amendment enhances disclosures and provides converged disclosures about financial instruments and derivative instruments that are either offset on the balance sheet or subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset on the balance sheet. Entities are required to provide both net and gross information for these assets and liabilities in order to enhance comparability between GAAP financial statements and IFRS financial statements. This amendment will be effective for the Company’s interim and annual consolidated financial statements for the year ending December 31, 2014 (“fiscal 2014”) and is not expected to have a material impact on the Company’s Financial Statements upon implementation.

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In June 2011, the FASB amended its authoritative guidance related to the presentation of comprehensive income, requiring entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. Under the two-statement approach, the first statement would include components of net income, which is consistent with the current income statement format, and the second statement would include components of other comprehensive income (“OCI”). Regardless of which option an entity chooses to present comprehensive income, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement where the components of net income and OCI are presented. In December 2011, the FASB decided to evaluate alternative presentation formats regarding the reclassification adjustments from items that are reclassified from OCI to net income and reinstated requirements regarding reclassifications out of OCI that were in place before the June 2011 amendment. All other requirements, including the requirement to report comprehensive income either in a continuous statement of comprehensive income or two separate but consecutive statements, remain in effect. This amendment will be effective for the Company’s interim and annual Consolidated Financial Statements for the year ending December 31, 2013 (“fiscal 2013”) and is not expected to have a material impact on the Company’s Financial Statements upon implementation, other than presentation.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4–INCOME TAXES

As of June 30, 2012, the Company had a net operating loss carry forward of $2,100 that may be available to reduce future years’ taxable income through 2032.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

As of June 30, 2012
Deferred tax assets:
Net operating tax carry-forwards	$2,100

Gross deferred tax asset	2,100
Valuation allowance	(2,100)
Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

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NOTE 5–NET OPERATING LOSSES

As of June 30, 2012, the Company has a net operating loss carry-forward of approximately $2,100, which will expire 20 years from the date the loss was incurred.

NOTE 6–STOCKHOLDERS’ EQUITY

The Company was formed with one class of common stock, no par value and is authorized to issue 1,500 common shares and no preferred shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

In November 2011, the Company issued 1,500 shares of common stock to its officer and directors, Victor Shvetsky and Alexey Golovanov. The Company issued this stock to Mr. Shvetsky and Mr. Golovanov in exchange for $1,500 of services rendered to the Company in its formation at a price of $1.00 per share.

On July 12, 2012, the Company amended and restated its Certificate of Incorporation to increase the authorized number of common shares to 50,000,000, $0.0001 par value from 1,500, no par value and effectuated a 1,000 to 1 forward stock split.

As of June 30, 2012, there are 1,500shares of common stock outstanding.

NOTE 7–RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 8–GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a source of revenues to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising additional funds for the first and second quarters going forward. We cannot provide any assurance or guarantee that we will be able to generate revenues. Potential investors must be aware if we are unable to raise additional funds through the sale of our common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The Company has net losses for the period from November 29, 2011 (inception) to December 31, 2012 of ($2,100) and had net income of $7,599 before tax for the period from November 29, 2011 (inception) to June 30, 2012. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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NOTE 9 – PROPERTY

The Company does not own any property. Commencing in July 2012, the Company leases a virtual office in Wilmington, Delaware from a third party.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events occurring after December 31, 2011 through the date the financial statements are available for issuance. During this period, the Company commenced operations and has generated $127,051 in revenues.

On July 16, 2012, the Company amended and restated its Certificate of Incorporation to increase the authorized number of common shares to 50,000,000, $0.0001 par value from 1,500, no par value and effectuated a 1,000 to 1 forward stock split.

F-22

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We are bearing all expenses in connection with this registration statement independently of whether or not all shares are sold. Estimated expenses payable by us in connection with the registration statement and distribution of our common stock registered hereby are as follows:

Legal and Accounting*	$43,500.00
SEC Filing Fee*	8.59
Blue sky fees and expenses*	500.00
Miscellaneous*	291.41
TOTAL	$44,300.00

*	Indicates expenses that we have estimated for filing purposes.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have a provision in our Certificate of Incorporation at Article VIII thereof providing for indemnification of our officers and directors as follows.

Our Certificate of Incorporation at Article VIII provides for indemnification as follows: “No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. This Article Eighth shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article Eighth became effective.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RECENT SALES OF UNREGISTERED SECURITIES

(a) PRIOR SALES OF COMMON SHARES

Set forth below is information regarding our issuance and sales of securities without registration since inception. For all of these issuances and sales, we did not use an underwriter, we did not advertise or publicly solicit the shareholders, we did not pay any commissions and the securities bear a restrictive legend.

From November 29, 2011 (inception) through December 31, 2011, we were authorized to issue 1,500 shares, no par value, common stock. On July 16, 2012, we amended our certificate of incorporation and increased our authorized common shares to 50,000,000, $0.0001 par value, common shares. On November 29, 2011, we issued 1,500 common shares to our officers and directors for total consideration of $1,500, or $0.0001 per share, for services rendered in our formation.  In addition, from September 29, 2009 to April 18, 2010, we issued 1,000,000 common shares for total consideration of $148,500, or $0.10 per share, to 25 shareholders, all of who reside in the United States.

We are not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

November 2011

We issued 1,500 common shares to our officers and directors for services rendered in our formation valued at $1,500, or $1.00 per share. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend. On July 16, 2012, we amended our Certificate of Incorporation to increase our authorized common shares to 50,000,000, $0.0001 par value, common shares from 1,500 common shares, no par value.

(b) USE OF PROCEEDS

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this offering.

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EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Name/Identification of Exhibit
3.1*	Certificate of Incorporation
3.1a*	Certificate of Amendment to Certificate of Incorporation
3.1b*	Certificate of Amendment to Certificate of Incorporation
3.2*	Bylaws
5.1*	Opinion of Connette Law Office
14.1*	Code of Ethics
23.1*	Consent of Stan J.H. Lee, CPA
23.2*	Consent of Connette Law Office (included in Exhibit 5.1)
99.1*	Copy of Subscription Agreement
99.2*	Copy of Escrow Agreement
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Presentation Linkbase

*	Filed with initial filing.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.           That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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6.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)           Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on August 13, 2012.

QUARTA-RAD, INC.

/s/ Victor Shvetsky	/s/ Alexey Golovanov
Victor Shvetsky	Alexey Golovanov
Chairman, Chief Executive Officer, Secretary and Principal Financial and Accounting Officer	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Victor Shvetsky	/s/ Alexey Golovanov
Victor Shvetsky	Alexey Golovanov
Chairman, President, Chief Executive Officer, Secretary and Principal Financial and Accounting Officer	President

August 15, 2012	August 15, 2012

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